                                               CAPITAL RE CORPORATION AND SUBSIDIARIES
                                     Exhibit 11 Statement Re: Computation of Per Share Earnings
                                           (Dollars in thousands except per share amounts)


                                                                                               Year Ended
                                                                                              December 31,
                                                                    ---------------------------------------------------------------
                                                                              1998                   1997                    1996
                                                                    ---------------------------------------------------------------
Net Income from Continuing Operations                                        44,187                 70,818                  57,014
Net Income                                                                   41,542                 70,052                  56,524

Basic weighted average shares outstanding during the period                  31,885                 31,746                  31,312
Potentially dilutive employee stock options                                     760                    759                     580
                                                                    ---------------------------------------------------------------
Diluted weighted average shares outstanding during the period                32,645                 32,505                  31,892
                                                                    ===============================================================

Basic earnings per common share from continuing operations                    $1.39                  $2.23                   $1.82
                                                                    ===============================================================
Diluted earnings per common share from continuing operations                  $1.35                  $2.18                   $1.79
                                                                    ===============================================================

Basic earnings per common share                                               $1.30                  $2.21                   $1.81
                                                                    ===============================================================
Diluted earnings per common share                                             $1.27                  $2.16                   $1.77
                                                                    ===============================================================
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